AMENDMENT NO. 10
                                       TO
                             DISTRIBUTION AGREEMENT

Effective July 1, 2000, The AAL Mutual Funds Distribution Agreement (the "Agreement") dated June 15, 1987, as amended, between The AAL Mutual Funds and AAL Capital Management Corporation (f/k/a AAL Distributors, Inc.), is further amended as follows:

     1. Exhibit A to the Agreement is amended to add The AAL Large Company Index Fund II, The AAL Mid Cap Index Fund II, The AAL Small Cap Index Fund II, The AAL Aggressive Growth Fund and The AAL Technology Stock Fund.

A revised Exhibit A, effective as of the date of this Amendment No. 10 is attached an incorporated herein.

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be signed by the respective officers effective as of July 1, 2000.


ATTEST                                       THE AAL MUTUAL FUNDS

By: /s/Frederick D. Kelsven                  By: /s/Robert G. Same
    --------------------------------             -------------------------------
    Frederick D. Kelsven                         Robert G. Same



ATTEST                                       AAL CAPITAL MANAGEMENT CORPORATION

By: /s/Frederick D. Kelsven                  By: /s/Robert G. Same
    --------------------------------             -------------------------------
    Frederick D. Kelsven                         Robert G. Same





                                    EXHIBIT A
                                       TO
                   THE AAL MUTUAL FUNDS DISTRIBUTION AGREEMENT
                            (EFFECTIVE JULY 1, 2000)


1. The AAL Capital Growth Fund

2. The AAL Bond Fund

3. The AAL Municipal Bond Fund

4. The AAL Money Market Fund

5. The AAL U.S Government Zero Coupon Target Fund, Series 2001

6. The AAL U.S Government Zero Coupon Target Fund, Series 2006

7. The AAL Mid Cap Stock Fund (f/k/a The AAL Smaller Company Stock Fund)

8. The AAL Equity Income Fund (f/k/a The AAL Utilities Fund)

9. The AAL International Fund

10. The AAL Small Cap Stock Fund

11. The AAL High Yield Bond Fund

12. The AAL Balanced Fund

13. The AAL Large Company Index Fund

14. The AAL Mid Cap Index Fund

15. The AAL Bond Index Fund

16. The AAL Large Company Index Fund II

17. The AAL Mid Cap Index Fund II

18. The AAL Small Cap Index Fund II

19. The AAL Aggressive Growth Fund

20. The AAL Technology Stock Fund